Exhibit 99.1

PAVmed Provides Business Update and Second Quarter 2024 Financial Results

Lucid reports record quarterly EsoGuard® test volume and held productive meeting with CMS Medicare Administrative Contractor (MAC) Palmetto GBA’s MolDX Program

Veris Health actively pursuing financing following launch of pilot program with The Ohio State’s James Cancer Hospital

Conference call and webcast to be held today, August 13th at 8:30 AM EDT

NEW YORK, August 13, 2024 - PAVmed Inc. (NASDAQ: PAVM, PAVMZ) (“PAVmed” or the “Company”), a diversified commercial-stage medical technology company, operating in the medical device, diagnostics, and digital health sectors, today provided a business update for the Company and its subsidiaries, Lucid Diagnostics Inc. (NASDAQ: LUCD) (“Lucid”) and Veris Health Inc. (“Veris”), and presented financial results for the Company for the three months ended June 30, 2024.

Conference Call and Webcast

The webcast will take place on Tuesday, August 13, 2024, at 8:30 AM and is accessible in the investor relations section of the Company’s website at pavmed.com. Alternatively, to access the conference call by telephone, U.S.-based callers should dial 1-800-836-8184 and international listeners should dial 1-646-357-8785. All listeners should provide the operator with the conference call name “PAVmed Business Update” to join.

Following the conclusion of the conference call, a replay will be available for 30 days on the investor relations section of the Company’s website at pavmed.com.

Business Update Highlights

“Our strategy for PAVmed remains to strengthen its finances and long-term stability by seeking to have each of its subsidiaries become independently financeable and well-positioned to leverage PAVmed’s shared infrastructure,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer. “Lucid remains PAVmed’s strongest asset and it has been able to independently finance its operations and continue to make solid progress over multiple fronts towards fulfilling its large commercial potential. PAVmed’s two other subsidiaries, Veris Health and the PMX incubator are also advancing consistent with this strategy, with Veris and PMX asset PortIO actively pursuing independent financing.

Highlights from the second quarter and recent weeks:

●	Lucid reported that 2Q24 EsoGuard® Esophageal DNA Test revenue was $1.0 million, which was flat compared to 1Q24 and represents a 514 percent increase from 2Q23.

●	Lucid’s CLIA-certified clinical laboratory performed 3,147 commercial EsoGuard tests in 2Q24, which represents a single-quarter record and 31 percent increase sequentially from 1Q24 and a 44 percent annual increase from 2Q23.

●	Released positive data from both the ENVET-BE clinical utility study and ESOGUARD BE-1 clinical validation study

●	Held productive meeting with CMS Medicare Administrative Contractor (MAC) Palmetto GBA’s Molecular Diagnostics Program (MolDX) focused on EsoGuard’s clinical data.

●	Lucid held first major #CheckYourFoodTube Precancer Testing Event with upfront contracted payment.

●	Veris launched pilot program with The Ohio State’s James Cancer Hospital and enrolled first patients onto the Veris Cancer Care Platform.

●	Veris actively pursuing financing to relaunch the development of its implantable monitor.

●	PMX incubator making meaningful advancements in its efforts to raise capital for PortIO Corp.

Financial Results:

●	For the three months ended June 30, 2024, EsoGuard related revenues were $1.0 million. Operating expenses were approximately $14.6 million, which includes stock-based compensation expenses of $1.9 million. GAAP net loss attributable to common stockholders was approximately $10.9 million, or $(1.19) per common share.

●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s non-GAAP adjusted loss was approximately $7.7 million or $(0.84) per common share.

●	PAVmed had cash and cash equivalents of $25.5 million as of June 30, 2024, compared to $19.6 million as of December 31, 2023.

●	The unaudited financial results for the three months ended June 30, 2024 were filed with the SEC on Form 10-Q on August 12, 2024, and are available at www.pavmed.com or www.sec.gov.

PAVmed Non-GAAP Measures

●	To supplement our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA) and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense, loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, and loss on debt extinguishment. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

●	Non-GAAP financial measures are presented with the intent of providing greater transparency to the information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

●	Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss, and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

●	A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three and six months ended June 30, 2024 and 2023 are as follows:

Condensed Consolidated Statement of Operations (Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
(in thousands except per-share amounts)
Revenue	$979	$166	$1,989	$612
Operating expenses	14,663	16,650	29,711	37,496
Other (Income) Expense	1,230	1,408	5,704	3,222
Net Loss	14,914	17,892	33,426	40,106
Net income (loss) per common share, basic and diluted	$(1.19)	$(2.10)	$(3.78)	$(4.86)
Net loss attributable to common stockholders	(10,908)	(14,612)	(33,696)	(32,617)
Preferred Stock dividends and deemed dividends	81	75	7,657	149
Net income (loss) as reported	(10,827)	(14,537)	(26,039)	(32,468)
Adjustments:
Depreciation and amortization expense[1]	305	747	891	1,474
Interest expense, net[2]	(99)	65	(156)	128
NCI ownership share of Interest and Depreciation adjustments	(40)	(225)	(180)	(403)
EBITDA	(10,661)	(13,950)	(25,484)	(31,269)

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	1,904	2,507	3,786	6,926
ResearchDx acquisition/settlement paid in stock[1]	—	—	—	713
Operating expenses issued in stock[1]	140	625	163	625
Change in FV convertible debt[2]	566	340	2,728	1,380
Offering costs convertible debt[2]	—	—	—	1,186
Loss on debt extinguishment[2]	763	743	1,132	1,268
Debt modification expense	—	—	2,000	—
Other non-cash charges	—	—	—	—
NCI ownership share of non-GAAP adjustments	(363)	(450)	(602)	(2,192)
Non-GAAP adjusted (loss)	$(7,651)	$(10,185)	$(16,277)	$(21,363)
Basic and Diluted shares outstanding	9,153	6,957	8,924	6,716
Non-GAAP adjusted (loss) income per share	$(0.84)	$(1.46)	$(1.82)	$(3.18)

1 Included in general and administrative expenses in the financial statements.

2 Included in other income and expenses.

3 Stock-based compensation (“SBC”) expense included in operating expenses is detailed as follows in the table below by category within operating expenses for the non-GAAP Net operating expenses:

Reconciliation of GAAP Operating Expenses to Non-GAAP Net Operating Expenses

(in thousands except per-share amounts)	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023

Cost of revenue	$1,666	$1,685	$3,411	$3,030
Stock-based compensation expense[3]	(44)	(31)	(80)	(54)
Net cost of revenue	1,622	1,654	3,331	2,976

Amortization of acquired intangible assets	105	505	477	1,010

Sales and marketing	4,242	4,339	8,552	8,877
Stock-based compensation expense[3]	(387)	(455)	(790)	(899)
Net sales and marketing	3,855	3,884	7,762	7,978

General and administrative	7,009	6,652	13,688	17,060
Depreciation expense	(200)	(242)	(414)	(464)
ResearchDx acquisition/settlement paid in stock	—	—	—	(713)
Operating expenses issued in stock	(140)	(625)	(163)	(625)
Stock-based compensation expense[3]	(1,214)	(1,674)	(2,292)	(5,262)
Net general and administrative	5,455	4,111	10,819	9,996

Research and development	1,641	3,469	3,583	7,519
Stock-based compensation expense[3]	(259)	(347)	(624)	(711)
Net research and development	1,382	3,122	2,959	6,808

Total operating expenses	14,663	16,650	29,711	37,496
Depreciation and amortization expense	(305)	(747)	(891)	(1,474)
ResearchDx acquisition/settlement paid in stock	—	—	—	(713)
Operating expenses issued in stock	(140)	(625)	(163)	(625)
Stock-based compensation expense[3]	(1,904)	(2,507)	(3,786)	(6,926)
Net operating expenses	$12,314	$12,771	$24,871	$27,758

About PAVmed and its Subsidiaries

PAVmed Inc. is a diversified commercial-stage medical technology company operating in the medical device, diagnostics, and digital health sectors. Its subsidiary, Lucid Diagnostics Inc. (NASDAQ: LUCD), is a commercial-stage cancer prevention medical diagnostics company that markets the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device—the first and only commercial tools for widespread early detection of esophageal precancer to mitigate the risks of esophageal cancer deaths. Its other subsidiary, Veris Health Inc., is a digital health company focused on enhanced personalized cancer care through remote patient monitoring using implantable biologic sensors with wireless communication along with a custom suite of connected external devices. Veris is concurrently developing an implantable physiological monitor, designed to be implanted alongside a chemotherapy port, which will interface with the Veris Cancer Care Platform.

For more and for more information about PAVmed, please visit pavmed.com.

For more information about Lucid Diagnostics, please visit luciddx.com.

For more information about Veris Health, please visit verishealth.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of PAVmed’s and Lucid’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s and Lucid’s common stock; PAVmed’s Series Z warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance PAVmed’s and Lucid’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s and Lucid’s clinical and preclinical studies; whether and when PAVmed’s and Lucid’s products are cleared by regulatory authorities; market acceptance of PAVmed’s and Lucid’s products once cleared and commercialized; PAVmed’s and Lucid’s ability to raise additional funding as needed; and other competitive developments. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s and Lucid’s future operations, see Part I, Item 1A, “Risk Factors,” in PAVmed’s and Lucid’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed or Lucid after its most recent Annual Report. PAVmed and Lucid disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact

Matt Riley

PAVmed and Lucid Diagnostics

610.348.8926

mjr@pavmed.com